AWARD NOTICE
AND
DEFERRED SHARE UNIT AGREEMENT
(Directors)

HILTON WORLDWIDE HOLDINGS INC.
2013 OMNIBUS INCENTIVE PLAN

Director has been granted Deferred Share Units with the terms set forth in this Award Notice, and subject to the terms and conditions of the Plan and the Deferred Share Unit Agreement to which this Award Notice is attached. Capitalized terms used and not defined in this Award Notice shall have the meanings set forth in the Deferred Share Unit Agreement and the Plan.

Director:

Date of Grant:

Deferred Share Units Granted:

DEFERRED SHARE UNIT AGREEMENT

HILTON WORLDWIDE HOLDINGS INC.
2013 OMNIBUS INCENTIVE PLAN

This Deferred Share Unit Agreement, effective as of the Date of Grant (as defined below), is between Hilton Worldwide Holdings Inc., a Delaware corporation (the “Company”), and Director (as defined below).

WHEREAS, the Company has adopted the Hilton Worldwide Holdings Inc. 2013 Omnibus Incentive Plan (the “Plan”) to provide a means whereby participants, including directors, officers, employees, consultants and advisors of the Company and its Affiliates, can acquire and maintain an equity interest in the Company; and

WHEREAS, the Committee (as defined in the Plan) responsible for administration of the Plan has determined to grant deferred share units to Director as provided herein and the Company and Director hereby wish to memorialize the terms and conditions applicable to the DSUs (as defined below);

NOW, THEREFORE, the parties hereto agree as follows:

1.Definitions. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan. The following terms shall have the following meanings for purposes of this Agreement:

(a)“Agreement” shall mean this Deferred Share Unit Agreement including (unless the context otherwise requires) the Award Notice.

(b) “Award Notice” shall mean the notice to Director.

(c)“Date of Grant” shall mean the “Date of Grant” listed in the Award Notice.

(d)“Director” shall mean the “Director” listed in the Award Notice.

(e)“DSUs” shall mean that number of deferred share units listed in the Award Notice as “Deferred Share Units Granted.”

(f)“Shares” shall mean a number of shares of the Company’s Common Stock, par value $0.01 per share, equal to the number of DSUs.

2.Grant of Units. The Company hereby grants the DSUs to Director, each of which represents the right to receive one Share upon vesting of such DSU, subject to and in accordance with the terms, conditions and restrictions set forth in the Plan and this Agreement.

3.DSU Account. The Company shall cause an account (the “Unit Account”) to be established and maintained on the books of the Company to record the number of DSUs credited to Director under the terms of this Agreement. Director’s interest in the Unit Account shall be that of a general, unsecured creditor of the Company.

4.Vesting. All DSUs issued hereunder shall be fully vested and non-forfeitable on the Date of Grant.

5.	Termination of Services; Settlement.

(a)The Company shall deliver to Director without charge, one share of Common Stock for each DSU (as adjusted under the Plan) in accordance with Section 5(c) of this agreement, and each settled DSU shall be canceled upon such delivery.

(b)For the purposes of this Agreement, “Settlement Date” shall mean the earliest to occur of (i) the date Director sustains a “separation from service” from the Company and its Subsidiaries (as defined in Section 409A of the Code) for any reason, and (ii) a Change in Control (provided that such Change in Control also constitutes a “change in ownership or effective control” for the purposes of Section 409A of the Code).

(c)Upon the Settlement Date, the Company shall, as soon as reasonably practicable (and in any event within 30 days of the applicable settlement date), issue the Share underlying such vested DSU to Director, free and clear of all restrictions. The Company shall pay any costs incurred in connection with issuing the Shares. Upon the issuance of the Shares to Director, Director’s Unit Account shall be eliminated. Notwithstanding anything in this Agreement to the contrary, the Company shall have no obligation to issue or transfer the Shares as contemplated by this Agreement unless and until such issuance or transfer shall comply with all relevant provisions of law and the requirements of any stock exchange on which the Company’s shares are listed for trading.

6.Dividends. Each DSU shall be entitled to be credited with dividend equivalent payments (upon the payment by the Company of dividends on Shares) delivered in additional DSUs in respect of a number of Shares having a Fair Market Value as of the payment date for such dividend equal to the amount of such dividends. Accumulated dividend equivalents shall be payable at the same time as the underlying DSUs are settled.

7.Restrictions on Transfer. Director may not assign, alienate, pledge, attach, sell or otherwise transfer or encumber the DSUs or Director’s right under the DSUs to receive Shares, except other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary (if permitted by the Committee) shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

8.No Right to Continued Services. Neither the Plan nor this Agreement nor Director’s receipt of the DSUs hereunder shall impose any obligation on the Company or any Affiliate to continue Director’s service as a member of the Board. Further, the Company or any Affiliate (as applicable) may at any time terminate the services of Director in accordance with the bylaws and charter of the Company, free from any liability or claim under the Plan or this Agreement, except as otherwise expressly provided herein.

9.No Rights as a Stockholder. Director’s interest in the DSUs shall not entitle Director to any rights as a stockholder of the Company. Director shall not be deemed to be the holder of, or have any of the rights and privileges of a stockholder of the Company in respect of, the Shares unless and until such Shares have been issued to Director in accordance with Section 5(c).

10.Adjustments Upon Change in Capitalization. The terms of this agreement, including the DSUs, Director’s Unit Account, any dividend equivalent payments accrued pursuant to Section 6, and/or the Shares, shall be subject to adjustment in accordance with Section 12 of the Plan. This paragraph shall also apply with respect to any extraordinary dividend or other extraordinary distribution in respect of the Company’s Common Stock (whether in the form of cash or other property).

11.	Tax Withholding.

(a)The Company shall have the right and is hereby authorized to withhold, from any Shares or from any compensation (including from payroll or any other amounts payable to Director) the amount (in cash, Shares, or other property) of any required withholding taxes in respect of this Deferred Share Unit Award, and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding and taxes; provided, however, that no amounts shall be withheld in excess of the Company’s statutory minimum withholding liability.

(b)Notwithstanding the foregoing, Director acknowledges and agrees that to the extent consistent with applicable law and Director’s status as an independent consultant for U.S. Federal income tax purposes, the Company does not intend to withhold any amounts as federal income tax withholdings under any other state or federal laws, and Director hereby agrees to make adequate provision for any sums required to satisfy all applicable federal, state, local and foreign tax withholding obligations of the Company which may arise in connection with this Deferred Share Unit Award.

12.Award Subject to Plan. By entering into this Agreement, Director agrees and acknowledges that Director has received and read a copy of the Plan. The DSUs granted hereunder are subject to the Plan. The terms and provisions of the Plan, as it may be amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

13.Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

14.Governing Law; Venue; Language. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof. Any suit, action or proceeding with respect to this Agreement (or any provision incorporated by reference), or any judgment entered by any court in respect of any thereof, shall be brought in any court of competent jurisdiction in the State of New York or the State of Delaware, and each of Director, the Company, and any transferees who hold DSUs pursuant to a valid assignment, hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding, or judgment. Each of Director, the Company, and any transferees who hold DSUs pursuant to a valid assignment hereby irrevocably waives (a) any objections which it may now or hereafter have to the laying of the venue of any suit, action, or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of Delaware or the State of New York, (b) any claim that any such suit, action, or proceeding brought in any such court has been brought in any inconvenient forum and (c) any right to a jury trial. If Director has received a copy of this Agreement (or the Plan or any other document related hereto or thereto) translated into a language other than English, such translated copy is qualified in its entirety by reference to the English version thereof, and in the event of any conflict the English version will govern.

15.Successors in Interest. Any successor to the Company shall have the benefits of the Company under, and be entitled to enforce, this Agreement. Likewise, Director’s legal representative shall have the benefits of Director under, and be entitled to enforce, this Agreement. All obligations imposed upon Director and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon Director’s heirs, executors, administrators and successors.

16.Data Privacy Consent. Director hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Director’s personal data as described in this Agreement and any other DSU grant materials by and among, as applicable, Director’s employer or contracting party (the “Employer”) and the Company for the exclusive purpose of implementing, administering and managing Director’s participation in the Plan. Director understands that the Company may hold certain personal information about Director, including, but not limited to, Director’s name, home address and telephone number, work location and phone number, date of birth, social insurance number or other identification number, salary or compensation, nationality, job title, hire date, any shares of stock or other directorships held in the Company, details of all awards or any other entitlement to shares awarded, cancelled, exercised, vested, unvested or outstanding in Director’s favor, for the purpose of implementing, administering and managing the Plan (“Personal Data”). Director understands that Personal Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, now or in the future, that these recipients may be located in Director’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than Director’s country. Director understands that Director may request a list with the names and addresses of any potential recipients of the Personal Data by contacting Director’s local human resources representative. Director authorizes the recipients to receive, possess, use, retain and transfer the Personal Data, in electronic or other form, for the purposes of implementing, administering and managing Director’s participation in the Plan. Director understands that Personal Data will be held only as long as is necessary to implement, administer and manage Director’s participation in the Plan. Director understands that Director may, at any time, view Personal Data, request additional information about the storage and processing of Personal Data, require any necessary amendments to Personal Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Director’s local human resources representative. Further, Director understands that Director is providing the consents herein on a purely voluntary basis. If Director does not consent, or if Director later seeks to revoke Director’s consent, Director’s employment status or service and career with the Employer will not be adversely affected; the only consequence of Director’s refusing or withdrawing Director’s consent is that the Company would not be able to grant DSUs or other equity awards to Director or administer or maintain such awards. Therefore, Director understands that refusing or withdrawing Director’s consent may affect Director’s ability to participate in the Plan. For more information on the consequences of Director’s refusal to consent or withdrawal of consent, Director understands that Director may contact Director’s local human resources representative.

17.Award Administrator. The Company may from time to time designate a third party (an “Award Administrator”) to assist the Company in the implementation, administration and management of the Plan and any DSUs granted thereunder, including by sending Award Notices on behalf of the Company to Director, and by facilitating through electronic means acceptance of DSU Agreements by Director.

18.	Section 409A.

(a)This Agreement is intended to comply with the provisions of Section 409A of the Code and the regulations promulgated thereunder. Without limiting the foregoing, the Committee shall have the right to amend the terms and conditions of this Agreement in any respect as may be necessary or appropriate to comply with Section 409A of the Code or any regulations promulgated thereunder, including without limitation by delaying the issuance of the Shares contemplated hereunder.

(b)Notwithstanding any other provision of this Agreement to the contrary, if Director is a “specified employee” within the meaning of Section 409A (which Director is not expected to be), no payments in respect of any DSU that is “deferred compensation” subject to Section 409A and which would otherwise be payable upon Director’s “separation from service” (as defined in Section 409A) shall be made to Director prior to the date that is six months after the date of Director’s “separation from service” or, if earlier, Director’s date of death. Following any applicable six month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Section 409A that is also a business day. Notwithstanding the foregoing, the Company does not expect that Director would be a “specified employee” within the meaning of Section 409A at the time of a “separation from service”, as determined under the regulations and guidance promulgated under Section 409A issued or in effect on the Date of Grant.

(c) Director is solely responsible and liable for the satisfaction of all taxes and penalties under Section 409A that may be imposed on or in respect of Director in connection with this Agreement, and the Company shall not be liable to Director for any payment made under this Plan that is determined to result in an additional tax, penalty or interest under Section 409A, nor for reporting in good faith any payment made under this Agreement as an amount includible in gross income under Section 409A.

19.Book Entry Delivery of Shares. Whenever reference in this Agreement is made to the issuance or delivery of certificates representing one or more Shares, the Company may elect to issue or deliver such Shares in book entry form in lieu of certificates.

20.Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. Director hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

21.Acceptance and Agreement by Director. By accepting the DSUs (including through electronic means, if applicable), Director agrees to be bound by the terms, conditions, and restrictions set forth in the Plan, this Agreement, and the Company’s policies, as in effect from time to time, relating to the Plan.

22.No Advice Regarding DSUs. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Director's participation in the Plan, or Director's acquisition or sale of the underlying Shares. Director is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

23.Imposition of Other Requirements. The Company reserves the right to impose other requirements on Director's participation in the Plan, on the DSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Director to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

24.Waiver. Director acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by Director or any other participant in the Plan.

[Signatures follow]

HILTON WORLDWIDE HOLDINGS INC.

By:

By:

Acknowledged and Agreed
as of the date first written above:

______________________________
Name: